Exhibit 10.1. Amendment to Employment Agreement dated as of July 1, 2009 between Braintech, Inc. and Jerry Osborn

BRAINTECH, Inc.	1750 Tyson’s Boulevard	www.BRAINTECH.com
A Nevada corporation	Suite 350
with its principal offices at:	McLean, Virginia 22102

Amendment to Employment Agreement		CONFIDENTIAL

AMENDMENT entered into as of the date(s) set forth in the signature block below and intended to be effective as of July 1, 2009 (“Amendment Effective Date”) to EMPLOYMENT AGREEMENT dated January 28, 2009

BETWEEN:

Jerry L. Osborn
6985 Woodlyn Ct.
Clarkson, MI 48348

("EXECUTIVE")

AND:

BRAINTECH, INC.

("BRAINTECH")

     WHEREAS, BRAINTECH and EXECUTIVE wish to amend the Employment Agreement dated as of January 28, 2009 between BRAINTECH and EXECUTIVE (the “Employment Agreement”).

IN CONSIDERATION of the mutual promises contained herein, the parties agree as follows:

1.	Paragraph 5 of the Employment Agreement (entitled “BASE SALARY”) is hereby amended by adding the following new text at the end of Paragraph 5:

Effective July 1, 2009, the Base Salary and shall be paid in the form of restricted BRAINTECH common stock. Such stock shall be issued following each calendar month of EXECUTIVE’s employment. The number of shares shall be determined by dividing (i) the applicable amount of the Base Salary per month, by (ii) the average closing price of Braintech common stock during the applicable month.

2.	Subparagraph 11(c) of the Employment Agreement (entitled “Car Allowance”) is hereby amended by adding the following new text at the end of Subparagraph 11(c):

Effective July 1, 2009, EXECUTIVE’s monthly car allowance shall be paid in the form of restricted BRAINTECH common stock. Such stock shall be issued following each calendar month of EXECUTIVE’s employment. The number of shares shall be determined by dividing (i) the applicable amount of the monthly car allowance, by (ii) the average closing price of Braintech common stock during the applicable month.

3.

Paragraph 12 of the Employment Agreement (entitled “TERMINATION OF EXECUTIVE’S EMPLOYMENT”) is hereby amended by deleting Paragraph 12 in its entirety and inserting in lieu thereof the following new Paragraph 12:

As provided above in amended Paragraph 5, effective July 1, 2009 EXECUTIVE’s Base Salary is being paid in restricted stock. If BRAINTECH does not begin to pay EXECUTIVE’s Base Salary in cash again starting with the first pay period of October 2009, then EXECUTIVE may notify BRAINTECH in writing of his decision to terminate his employment. Within 10 days after the date of execution of the Release (as hereinafter defined), BRAINTECH shall provide EXECUTIVE with the Severance Pay (as hereinafter defined) and the Bonus Securities Acceleration(s) (as hereinafter defined), as follows:

i.	“Severance Pay” shall mean Three Million, Five Hundred Thousand shares (3,500,000) of restricted BRAINTECH common stock;
ii.	“Bonus Securities Acceleration(s)” shall mean:
1.

the Bonus Stock which was placed in escrow under Paragraph 7 of the Employment Agreement will no longer be subject to Milestones and EXECUTIVE will have clear title to such Bonus Stock subject to no further restrictions or contingencies; and

2.

all Bonus Stock Options granted as of the Termination Date will immediately vest (and all milestones shall be deemed satisfied), and may be exercised on any date between the Termination Date and a date which is 36 months from the Termination Date.

iii.

BRAINTECH and EXECUTIVE agree to execute a mutual general release in the form attached hereto as Appendix II (“Release”), of any and all claims which BRAINTECH may have against EXECUTIVE or which EXECUTIVE may have against BRAINTECH and its officers, employees, directors, parents and affiliates.

4. Nothing else is hereby amended.

In witness whereof, the parties have executed this Amendment as of the date(s) indicated in the signature block below, intending it to be effective as of the Amendment Effective Date.

BRAINTECH, Inc.

By:	/s/ Frederick Weidinger Frederick Weidinger Chairman, President & CEO

Date:	July 29, 2009

EXECUTIVE

/s/ Jerry Osborn Jerry Osborn

Date:	July 22, 2009